MORTGAGE SERVICING PURCHASE
                        AND SALE AGREEMENT # 1



                               between



                        California United Bank




                                 and




                  Temple Inland Mortgage Corporation










                     Dated as of: August 31, 1994
















       MORTGAGE SERVICING PURCHASE AND SALE AGREEMENT

      This   Mortgage   Servicing  Purchase and Sale Agreement  (the
"Sale   Agreement")  is  dated  as  of  the       31st       day  of
August , 19 94 , by and between Temple Inland Mortgage Corporation, a Nevada Corporation with offices located at 901 South MoPac Expressway, Suite 300, Austin, TX, 78746 (the "Purchaser") and
California United Bank                    , a    National      bank,
with  offices  located at   16030 Ventura Blvd., Encino,  California
91436-4487          (the "Seller").

                        W I T N E S S E T H:

      WHEREAS, Seller owns the right to service approximately 853 single family mortgage loans described in Exhibit A attached hereto (collectively the "Mortgages" or individually the "Mortgage") having an aggregate outstanding principal balance of 118,407,520 as of May 31 , 1994 which are owned by the Federal National Mortgage association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (FNMA and FHLMC are hereinafter collectively referred to as the "Agencies" and individually as an "Agency").

      WHEREAS, the rights and responsibilities of Seller with respect to servicing the Mortgages under the Servicing Agreements and the maintenance and servicing of the related escrow accounts are sometimes hereinafter referred to as the "Servicing":

      WHEREAS, it is contemplated that FNMA and FHLMC will consent to the assumption of the Servicing by Purchaser and to Seller's transfer or assignment of the Servicing to Purchaser as provided herein; and

      WHEREAS,  Purchaser  desires  to  purchase  and Seller desires
to  sell  all right, title and interest in and to the Servicing   in
accordance  with  the terms and conditions of this Sale Agreement;

       NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.1  "Agency" or "Agencies": FNMA and/or FHLMC as applicable.

      1.2 "Business Day": any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of Texas are authorized or obligated by law or by executive order to be closed.

    1.3  "Delinquent  Mortgage":    A  Mortgage  which  is two (2)
payments or more past due, the subject matter of filed or pending litigation, in bankruptcy, foreclosed or in foreclosure as of the Sale Date, not including loans on Exhibit H.

     1.4 "Economic Benefits": All economic rights and benefits in connection with the Servicing, including without limitation all rights to servicing fees, late charges, fees related to the sale or administration of insurance policies associated with the Mortgages, management of escrow accounts and other financial benefits.

     1.5  "FHLMC":  As defined in the recitals hereof.

     1.6  "FNMA":  As defined in the recitals hereof.

     1.7 "Legal Title": All indicia of legal ownership to the Servicing, including without limitation Agency seller/servicer status, mortgagee-of-record status, and all other legal rights, obligations and duties with respect to the Servicing of the Mortgages.

    1.8  "Mortgage":  As defined in the recitals hereof.

     1.9 "PMI": A policy of mortgage guaranty insurance issued by a qualified insurer with respect to certain mortgage loans.

     1.10 "Prior Servicer": All servicers who serviced any of the Mortgages prior to Seller.

    1.11"Purchase Price":  As defined in Paragraph 3.1 hereof.

     1.12 "Purchase Price Percentage":  As defined in Paragraph  3.1 hereof.

     1.13  "Purchaser":  As defined in the recitals hereof   or  its
assigns.

    1.14 "Recourse Mortgage": A Mortgage as to which the Agency has recourse against the servicer, whether by way of repurchase or reimbursement, as to expenses and/or losses, other than ordinary Agency limitations on expense reimbursement arising out of a mortgagor's default with respect to the Mortgage.

     1.15  "Related Escrow Accounts":   Mortgage escrow/impound  and
suspense accounts maintained by Seller relating to the Servicing.

     1.16 "Sale Agreement": As defined in the first paragraph of this agreement.

     1.17 "Sale Date": August 31, 1994

     1.18  "Seller":    As defined in the first  paragraph  of  this
Agreement.

    1.19 "Servicing":  As defined in the recitals hereof.

    1.20 "Servicing Agreements": The mortgage loan servicing agreements applicable to the Servicing including the Agency regulations, contracts guidelines and directives of the Agencies pursuant to which Seller is currently servicing the Mortgages.

    1.21 "Subservicing Period":  As defined in paragraph 2.6(b).

     1.22 "Transfer Date": October 1, 1994 with regard to FNMA loans and October 16, 1994 with regard to FHLMC loans.

                             ARTICLE II

                   SALE AND TRANSFER OF SERVICING

     2.1 Items to be Sold. Subject to, and upon the terms and conditions of this Sale Agreement, Seller shall, as hereinafter provided, sell, transfer, assign and deliver to Purchaser all right, title and interest in and to (a) the Servicing and (b) Related Escrow Accounts.

     2.2 Sale Date. On the Sale Date title to the Servicing shall pass to Purchaser and Seller shall assign to Purchaser the right to receive the Economic Benefit on such Mortgages subject to the compensation provided for subservicing the Mortgages as provided in
Section 2.6(b). Seller shall retain Agency servicer status and mortgagee of record status until the Transfer Date.

     2.3 Transfer Date. On the Transfer Date, Purchaser shall assume all servicing responsibilities related to, and Seller shall cease all servicing responsibilities related to, the Mortgages sold pursuant to Section 2.2. Legal Title including mortgagee of record status where applicable, shall be transferred to Purchaser.

     2.4   Actions  Required  Prior  to  the  Transfer Date.     The
following actions shall be taken with respect to Mortgages and the related pools for which the servicing is being sold to Purchaser:

     (a) Prior to the Transfer Date, Seller shall, subject to Agency requirements purchase all Mortgages having defects which will prevent, recertification, and/or that are the subject matter of filed or pending litigation materially impairing the related Servicing or Mortgages for which a repurchase notice or requirement by the Agency exists.

     (b) On or prior to the Transfer Date (except that Seller shall have fifteen days after the Transfer Date to prepare and send assignments where required to the appropriate recorder's office for recording with a certified copy to Purchaser) Seller shall at its sole cost and expense:

(i) Assign to Purchaser by appropriate endorsements and individual assignments, all of Seller's right, title and interest in and to the Servicing Agreements and the pools, notes and mortgages (or deeds of trust) related to the Servicing as required by appropriate Investor requirements. Seller shall prepare and record the assignments including intervening assignments if not previously prepared and recorded. Seller shall also prepare assignments of mortgages from Purchaser to Agencies in accord with Agency requirements, and form reasonably acceptable to Purchaser and Purchaser's custodian and provide such assignments and copies of executed assignments required by the first two sentences of this subparagraph (with a certification that each assignment has been submitted for recording) to Purchaser. Additionally, Seller shall deliver such other appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to Purchaser including limited powers of attorney as Purchaser, or its counsel, may reasonably request in order to accomplish the transfer to Purchaser of all of Seller's rights related to the Servicing (for example, Seller's rights with respect to foreclosures, bankruptcies and insurance/ guarantee claims). Such instruments provided by Purchaser must be approved in form by the Seller and its counsel, such approval not to be unreasonably withheld.

(ii) Cause its document custodian to deliver to Purchaser's document custodian a complete custodial file for each Mortgage for which documents are required by the Agency to be held by a custodian. Each such custodial file shall contain all documents required by applicable regulations and contractual provisions. In the event all required documents are not contained in a custodial file and are not provided by Seller or Seller's custodian or otherwise satisfied in accord with Agency requirements within sixty
(60) days following written request by Purchaser, Seller, upon Agency approval if required, shall repurchase such Mortgage as provided in Paragraph 10.4 hereof.

(iii) With respect to each Mortgage Loan for which the servicer maintains the original documents, create a separate document file identified by mortgagor name and loan number containing only the original documents, i.e. note (if held by servicer), mortgage/deed of trust, mortgage insurance certificate, loan guarantee certificate, complete chain of assignments and loan title policy.

     2.5 Examination of Mortgage Documents. Purchaser shall, during the period prior to the Transfer Date, have reasonable access during business hours to Seller's books, servicing system, records and accounts with respect to the Mortgages. In the event Purchaser's examination reveals that any information contained in any of the Exhibits or the offering documents is not true and correct in all material respects or any of the representations contained herein concerning a Mortgage is not true and accurate, Seller shall have ten (10) Business Days following receipt of notice from Purchaser to cure all defects in the Mortgage or repurchase such Mortgage as provided in Paragraph 10.4 hereof. Seller shall provide Purchaser, within five (5) Business Days after request with all information reasonably requested of Seller with respect to the Mortgages and the Servicing. Any such review or examination shall not affect Seller's obligations or responsibilities with respect to the Servicing or information provided as set forth in this Sale Agreement.

    2.6  Obligations of Seller.

     (a) Seller covenants and agrees, from the date hereof until the Transfer Date that Seller shall pay, perform and discharge all liabilities and obligations relating to ownership of the Servicing and all the rights obligations and duties with respect to the Related Escrow Accounts until the transfer of such items on the Transfer Date.

     (b) For the period between the Sale Date and the Transfer Date ("Subservicing Period"), Seller agrees to service the Mortgages on behalf of Purchaser for a fee of $5.00 per Mortgage per month, prorated for any partial months, with Seller retaining ancillary income exclusive of late charges collected with respect to the Servicing during the Subservicing Period. During such period Seller agrees to service the Mortgages in accordance with all applicable Agency requirements and shall at all times service the Mortgages in accordance with all applicable statutes, federal and state regulations, contractual provisions of the Servicing Agreements and PMI insurers, and in accordance with prudent mortgage banking practices. It is understood and agreed that Servicer shall exercise the same standard of care that it exercises in the servicing of
     mortgages  for  its  own  account.   Seller   shall   pay    at
     Seller's expense any compensating or paid-in-full interest required to be paid in addition to the interest received from the mortgagor with respect to any Mortgage for which payoff funds are received within thirty (30) days of the Sale Date. During the Subservicing Period Seller shall remit servicing fees and late charges collected due the Purchaser, together with supporting documentation, not later than the tenth Business Day of each month covering the prior month's servicing and shall provide Purchaser with reports and supervised on-line system access at the Seller's offices, and access to the servicing operation and related documentation, as it relates to the portfolio the Purchaser is acquiring, as Purchaser reasonably requests, to monitor the portfolio and confirm Seller's adherence to this section during the Subservicing Period.


     2.7 Undertaking by Purchaser. Purchaser covenants and agrees, upon acceptance of the assignment of the Servicing and Related Escrow Accounts, to service the same in accordance with the terms and conditions of the Servicing Agreements. Purchaser shall not be responsible for the acts and omissions of Seller or Prior Servicers nor for any other obligations or liabilities of Seller or Prior Servicers or the loan originator whatsoever, except those obligations or liabilities in the Servicing Agreements which are assumed by Purchaser.

     2.8 Approval of the Agencies. Processing of the request for approval by the Agencies shall take place as follows:

     (a)   Seller  shall  be  responsible  for  obtaining  approvals
     from the applicable Agencies. Seller shall prepare the requests for approval in a manner to secure from the applicable Agency, a prompt written determination of the acceptability of the transfer of Servicing.

     (b) Seller shall prepare all forms, documents and other information requested by the Agencies.

     2.9 Cooperation. The parties hereto shall, to the extent such is reasonable and practical, cooperate with and assist each other, as requested, in carrying out the other's covenants, agreements, duties and responsibilities under this Sale Agreement and related matters.

                            ARTICLE III

                           CONSIDERATION

     3.1 Purchase Price. In full consideration for the sale of the Servicing as specified in Article II hereof, and upon the terms and conditions of this Sale Agreement Purchaser shall pay to Seller the purchase price (the "Purchase Price") as follows:

     (a) 103 basis points (1.03%) (the "Purchase Price Percentage") of the aggregate unpaid principal balance of the Mortgages, excluding any Delinquent Mortgages, as of the Sale Date.

     (b) It is understood and agreed that if the principal balance of any of the Mortgages used in computing the amount of the Purchase Price shall be found to be incorrectly computed or that the principal balance of a Delinquent Mortgage was included in the computation of the Purchase Price, the Purchase Price shall be promptly and appropriately adjusted on the basis of the Purchase Price Percentage and payment shall be promptly made by the appropriate party.

     (c) It is understood and agreed that if the service fee rate or any other material characteristic of the aggregate mortgage loans specified in the offering documents or the exhibits shall be found to be incorrectly stated as to any Mortgages on the Sale Date or the Transfer Date, the Purchase Price shall be promptly and appropriately reduced.

     (d) The Purchase Price with respect to any Mortgage for which payoff funds are received within thirty (30) days of the Sale Date and the Purchase Price with respect to any mortgage that a payoff statement was sent by the seller prior to the Sale Date for which payoff funds are received within ninety (90) days of the Sale Date ("Payoff Refund") shall be refunded to Purchaser as provided below.

     (e) The Servicing as to any Mortgage for which Agency approval of the transfer is not received by the Transfer Date shall not transfer and the Purchase Price shall be reduced accordingly.

     3.2   Payment.    The  Purchase Price shall  be  paid  by  wire
transfer of immediately available funds as follows:

     (a) On the Sale Date Purchaser will pay funds to Seller which total twenty percent (20%) of the estimated Purchase Price.

     (b) Seller shall remit funds held in the various servicing accounts and Related Escrow Accounts no later than three (3) Business Days of the applicable Transfer Date which may be remitted net of the collectable receivables referred to in Section 5.19. Within three (3) Business Days after the Seller's timely delivery in all material respects of the funds information and data covering the Servicing and the Related Escrow Accounts, the Purchaser shall remit an amount which when added to the amount previously paid will equal ninety percent (90%) of the Purchase Price applicable to that Transfer Date.

     (c) The remaining ten percent (10%) of the Purchase Price less the Payoff Refund will be remitted to the seller the latter of, fifteen (15) business days of the receipt of all loan documents including a copy of the assignments sent to be recorded and unrecorded assignments as applicable, or January Seventh (7), 1995.

     (d) The requirements of this paragraph concerning payment shall not apply if the transfer of Servicing is not completed on the Transfer Date. In the event Seller in all material respects, has not complied with all provisions hereof, and provided all requested information to Purchaser on or before the Transfer Date, or in a timely manner thereafter for items to be subsequently delivered, Purchaser's obligation to pay the Purchase Price for any such affected Mortgage shall be postponed until all required performance and all requested information is provided by Seller.


3.3  Other Costs.

     (a)   Seller  shall  bear the entire cost  of  securing  Agency
     approval   of  the  transfer  of  Servicing  from   Seller   to
     Purchaser  including all transfer fees due to the Agencies.

     (b) Seller shall comply, at its sole cost and expense, with Purchaser's reasonable requirements pertaining to the processing and shipping of loan files, insurance files, tax records and collection records which are reasonably necessary to service the Mortgages or are required to be maintained by the Agency(s), including but not limited to the relabeling of each loan file and creating separate document files.

                             ARTICLE IV

          GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Sale Agreement Seller represents and warrants as follows (it being acknowledged that each such representation and warranty relates to material matters upon which Purchaser relied, and it being understood that each such representation and warranty is made to the Purchaser as of the Sale Date and the Transfer Date):

     4.1 Organization. Seller is duly organized and validly existing under the laws of the United States , and is qualified or licensed to do business in all states in which its activities with respect to the Mortgages or the Servicing require it to be qualified or licensed.

     4.2 Authority and Capacity. Seller has all requisite power, authority and capacity to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     4.3 Defaults. Subject to the receipt of all prior Agency(s) approvals and consents necessary to effect the Sale, the execution, delivery and performance of this Agreement by Seller does not and the consummation of the transactions contemplated hereby will not (a) violate any material provision of law applicable to Seller, (b) conflict with any of the terms of (i) Seller's Charter, Articles of Incorporation or Bylaws, or (ii) any other governing instrument relating to the conduct of Seller's business or the ownership of its properties, or (c) result in a material breach of any other agreement to which Seller is a party or by which it is bound with respect to the Servicing. No event has occurred and not been cured which would constitute an event of default under any Servicing Agreement related to the Servicing, or result in the cancellation of PMI insurance with respect to any Mortgage. The Seller has not been the subject of an audit by the Agencies in which allegations were made concerning Seller's failure to comply with applicable loan origination, servicing or claims procedures, which resulted in a refusal to purchase any mortgages, honor a claim, refusal of conveyance or reconveyance, or a request for indemnification in connection with any mortgage.

     4.4 Binding Agreement. The Agreement has been duly authorized and, subject to the Agency's approval of the assignment of the servicing rights from Seller to Purchaser, is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally or the application of general principles of equity).

                             ARTICLE V

  REPRESENTATIONS AND WARRANTIES AS TO SERVICING AND THE MORTGAGES

     As further inducement to Purchaser to enter into this Sale Agreement, Seller represents and warrants to Purchaser as of the Sale Date and the Transfer Date, except as to Section 5.3 which is made as of the Sale Date only,with respect to the Servicing and each Mortgage as follows:

     5.1 Title. Seller is the lawful owner of the Servicing. Subject to the receipt of all Agency approvals and consents necessary to effect the Sale, the Sale and transfer of the Servicing by Seller to Purchaser in accordance with the terms and subject to the conditions of this Agreement will give Purchaser good and marketable title to the Servicing, free and clear of any and all valid claims, charges, defenses, offsets and encumbrances of any kind or nature except as is set forth in the related Servicing Agreements.

     5.2 Mortgage Documents. The Mortgage documents are genuine, legally valid, binding and enforceable obligations of the borrower and have been duly executed by a borrower of legal capacity, and all insertions in any Mortgage document were correct when made. The Mortgage documents were in compliance with applicable law, PMI requirements, and Agency(s) requirements, guidelines and directives upon origination and are complete in all material respects with regard to origination and servicing activity.

     5.3 Physical Damage. There exists no physical damage to the collateral securing the Mortgage from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty which physical damage would cause any Mortgage to become delinquent or adversely affect the value or marketability of any Mortgage, the related Servicing or the collateral, except those mortgage loans listed on Exhibit H.

     5.4 Application of Funds. All monies received with respect to each Mortgage have been accounted for and applied in accordance with generally accepted accounting practices.

     5.5 Certification. The Mortgage documents for each Mortgage will contain, upon transfer of the Servicing to Purchaser, all items required by applicable Agency regulations, and such documents and Servicing records will be complete and in compliance with all applicable Agency and PMI requirements and guidelines. All Mortgages shall be, when transferred to Purchaser eligible for applicable recertification by Purchaser's custodian, and Seller will be responsible for the costs of curing any deficiencies that must be cured in order for Purchaser to obtain such recertification. The principal balance outstanding and owing on the Mortgages equals or exceeds the amount owing to the corresponding agency.

     5.6 Litigation and Compliance with Law. There is no litigation or governmental investigation pending or threatened, nor is there any order, injunction or decree outstanding against or relating to Seller, which could have a material adverse effect upon the Servicing, Mortgages, or the Seller's ability to comply with the Seller's obligations to Purchaser, established by this Agreement, nor any material basis for any such litigation. Neither Seller nor any prior servicer or originator has violated any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body, court or Agency or insurer in connection with the origination or servicing of the Mortgages, the violation of which would have a material adverse effect on any of the Servicing, the Mortgages, or the Seller's ability to comply with the Seller's obligations to the Purchaser established by this Agreement.

     5.7   Statements   Made.    No  representation,   warranty   or
statement made by Seller in this Agreement, in any Exhibit, the offering documents the Servicing records and documents provided pursuant to Exhibits C and D or any written statement or certificate furnished by Seller to Purchaser in connection with the transactions contemplated hereby, including specifically the servicing fee rate applicable to the Mortgages, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

    5.8 Mortgage Disbursement. Seller warrants that any and all Mortgages were fully disbursed and made or consummated in accordance with applicable law and regulations, a violation of which would have a material adverse effect on the Servicing.

    5.9 Unpaid Balances. The amount of the unpaid balance for each Mortgage is correct as set forth in the trial balance provided and there are no defenses, setoffs or counterclaims against such Mortgages.

     5.10 Security Interests. The security interest granted by the borrower in the collateral is a valid first priority lien on the collateral. Neither the collateral nor any party to any related security agreement has been released, with the exception of partial releases, releases required by divorce decree and releases required by assumptions.

      5.11 Payment of Taxes Insurance Premiums. etc. The responsibilities of Seller and Prior Servicers with respect to all applicable taxes, special assessments, ground rents, flood insurance premiums, hazard insurance premiums and PMI premiums that are related to the Mortgages have been met.

     5.12 Effective Insurance. All required insurance policies, including PMI, remain in full force and effect. Seller, the originator, and any prior servicer, has complied with all insurance contract obligations which, if not complied with, might have a material adverse effect on the Servicing.

    5.13 Tax Identifications. All tax identifications and property descriptions contained in any Mortgage document are complete and legally sufficient.

     5.14 Compliance with Contractual Obligations. Seller, and all Prior Servicers and originators have complied with all of their contractual obligations including all applicable Agency and PMI requirements, which relate to the origination, underwriting or the prior servicing of each Mortgage, the breach of which might adversely affect the Servicing.

     5.15 Filing of Reports. Seller has filed or will have filed by the Transfer Date all reports required by any Agency any PMI, and any federal, state or municipal law, regulation or ordinance, except where any failure to do so would not have a material adverse effect on the Servicing, Mortgages or the Related Escrow Accounts.

     5.16 Escrow Accounts. Seller is the lawful fiduciary of all Related Escrow Accounts, and such Accounts are being maintained in accordance with applicable law the terms of the Servicing Agreements related to the Servicing and the Mortgage documents, and, where applicable, in accordance with the regulations of the
Agency(s), insurers and other governmental agencies having jurisdiction. Except for payments which are past due under the terms of the Mortgage documents, all escrow balances required by the Mortgage documents and paid to Seller for the account of the mortgagors and Seller are on deposit in the appropriate escrow accounts.

     5.17 No Accrued Liabilities. Except for such transfer and termination fees as may be imposed in connection with the Sale and which are to be paid by Seller, there are no accrued liabilities of Seller with respect to the Mortgages or the Servicing and there are no circumstances or events existing that could result in any such accrued liabilities arising against Purchaser as successor to the Servicing.

     5.18 No Recourse; Residential Loans. No Mortgage is either (i) a Recourse Mortgage or (ii) secured by a property that does not qualify as a single family (1-4 unit) property, and all mortgages are first liens.


     5.19 Collectable Receivables. All advances and other receivables associated with the Servicing for which Purchaser pays funds to Seller pursuant to paragraph 3.2(b) have been properly made and are documented and reasonable and are reimbursable in full under the applicable Servicing Agreement.

    5.20 Interest on Escrows. Seller has credited to the account of mortgagors all interest required to be paid on any escrow/impound account through the Transfer Date. Evidence of such credit shall be provided to Purchaser upon written request.

     5.21 Agency Agreements. No Mortgage is subject to any special underwriting provision or specially negotiated contract terms which materially increases servicer's risk, servicing responsibilities, or recourse responsibility with respect to the Mortgage from that assumed under a standard Agency nonrecourse contract.

     5.22 Adjustable Rate Mortgages. All adjustable rate loans were originated and set-up on the sellers servicing system according to agency guidelines in strict adherence to the mortgage documents.
All rate adjustments made prior to Transfer Date have been made in accordance with agency guidelines, the mortgage documents and all Federal requirements.

                             ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Seller to enter into this Sale Agreement, Purchaser represents and warrants as follows (it being acknowledged that each such representation and warranty relates to material matters upon which Seller relied, and it being understood that each such representation and warranty is made to the Seller as of the Sale Date and the Transfer Date):

     6.1 Due Incorporation and Good Standing. Purchaser is a corporation duly organized and validly existing under the laws of the State of Nevada. Purchaser is qualified or licensed to transact business in each jurisdiction in which its activities with respect to the Mortgages or the Servicing require it to be qualified or licensed.

     6.2 Authority and Capacity. Purchaser has all requisite power, authority and capacity to enter into this Sale Agreement and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Sale Agreement and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary corporate action. This Sale Agreement constitutes valid and legally binding agreements of Purchaser enforceable in accordance with their terms, and no offset, counterclaim or defense exists to the full performance of this Sale Agreement.

     6.3 Effective Agreement. The execution, delivery and performance of this Sale Agreement by Purchaser, its compliance with the terms hereof and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by, or require any additional approval under the certificate of incorporation, bylaws or any instrument or agreement to which it is a party or by which it is bound or which affects the Servicing, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Servicing.

     6.4   Good  Standing.    Purchaser is  a  mortgage  lender  and
servicer   in   good   standing  with  all  appropriate   regulatory
authorities and agencies.

                            ARTICLE VII

                             COVENANTS

     7.1 Notice to Mortgagors. Seller shall, at Seller's expense, mail to the mortgagor of each Mortgage no later than fifteen (15) days prior to the Transfer Date a letter advising the mortgagor of the transfer of Servicing to Purchaser; provided, however, the content and format of the letter shall have the prior written approval of Purchaser.

     7.2 Notice to Mortgage and Hazard Insurers. Seller shall, at Seller's expense, notify all relevant mortgage insurance companies and PMI companies not later than the Transfer Date, by certified mail, return receipt requested, that all insurance premium billings for the Mortgages must thereafter be sent to Purchaser. Seller shall provide Purchaser with copies of the certified receipts. Additionally, Seller shall, prior to the Transfer Date, obtain the written consent of any PMI insurance companies which have the contractual right to approve transfer of the Servicing. No later than the Transfer Date Seller shall, at Seller's expense, transmit to the applicable hazard and flood companies and/or agents notification of the assignment of the Servicing to Purchaser, directions to name Purchaser as mortgagee and notice to deliver all notices and premium billings to Purchaser from and after the Transfer Date. Seller shall maintain a record of such notification.

     7.3 Delivery of Servicing Records. Seller shall forward to Purchaser on the Transfer Date all servicing records in Seller's possession relating to each Mortgage, including the information enumerated in Exhibit C and any other record which is to be maintained pursuant to the Servicing Agreements.


     7.4   Delivery   of  Loan  Documents.    Seller  shall  provide
Purchaser on the Transfer Date the loan documentation described in Exhibit D.

     7.5   Escrow/Impound Balances: Unearned  Fees.    Seller  shall
provide Purchaser within three (3) Business Days of the Transfer Date, with immediately available funds in the amount of:

     (a) The escrow, suspense balances and other servicing account balances associated with the Mortgages net of the collectible receivables. Seller shall provide Purchaser with an accounting statement of escrow and suspense balances and loss draft balances sufficient to enable Purchaser to reconcile the amount of such payment with the accounts of the Mortgages; and

     (b) All collected but unearned assumption or service fees as of the Transfer Date.

     7.6 Mortgage Payments Received Prior to Transfer Date. Prior to the Transfer Date, all payments received by Seller on each Mortgage shall be properly applied by Seller to the account of the particular mortgagor.

     7.7   Mortgage  Payments Received After  Transfer  Date.    The
amount of any Mortgage payments received by Seller after the Transfer Date shall be forwarded to Purchaser by overnight mail within three (3) Business Days of the date of receipt for a period of sixty (60) days after the Transfer Date; provided, however Seller will forward with payments sufficient information to permit processing of the payment by Purchaser. After sixty (60) days Seller shall return the payments to the mortgagor with instructions to make the payments to Purchaser.

     7.8   Misapplied Payments.    Misapplied  payments   shall   be
processed as follows:

     (a) Both parties shall cooperate in correcting misapplication errors.

     (b)   The   party  receiving  notice of  a  misapplied  payment
     occurring prior to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party.

     (c) If a misapplied payment which occurred prior to the Transfer Date cannot be identified by either party and said misapplied payment has resulted in a shortage in a Mortgage account, Seller shall be liable for the amount of such shortage. Seller shall reimburse Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from Purchaser.

     (d) If a misapplied payment has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within ten (10) Business Days after notice thereof by the other party.

     (e)   Any  check issued under the provisions of this  Paragraph
     7.8 shall be accompanied by a statement indicating the purpose of the check, the mortgagor and property address involved, and the corresponding Seller and/or Purchaser account number.

    7.9 Approvals. Seller shall, at its expense as provided in Paragraphs 8.4 hereof receive the Agencies approval of the transfer of Servicing from Seller to Purchaser pursuant hereto on or before the Transfer Date.

     7.10 Review of Mortgage Files. Seller shall provide Purchaser between the contract date and Transfer Date during regular business hours reasonable access to the books, records, servicing system and accounts of Seller with respect to the Mortgages.

     7.11 Taxes. No later than the Transfer Date Seller shall at Seller's expense, provide for transfer of the life of loan tax service contract for each Mortgage to Purchaser's account and provide purchaser with a loan level audit tape including all mortgages. With regard to all escrowed mortgage loans, Seller shall pay all taxes which have a "tax due date", which is defined as the date by which taxes must be paid to avoid loss of any discount or accrual of any penalty or interest, within sixty (60) days of the Transfer Date. If bills for such taxes are not available prior to the Transfer Date, Seller shall provide Purchaser with such tax bills not less than fifteen (15) days prior to such tax due date. If such taxes are not paid or bills are not delivered Seller shall reimburse Purchaser for any penalty and costs incurred plus a fifty dollar ($50) administration fee for each Mortgage Loan involved.
                            ARTICLE VIII

          CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser under this Sale Agreement are subject, at Purchaser's option, to the satisfaction at or prior to the Transfer Date of each of the following conditions:

     8.1 Delivery of Servicing Data and Records. Seller shall provide Purchaser with servicing information consisting of a master loan tape, a history tape, and a Solomon style format tape. A set of tapes shall be sent as reasonably requested by the purchaser including upon execution of this Sale Agreement. A final set of tapes shall be sent on the Transfer Date. Seller shall cooperate with Purchaser's efforts to establish an efficient and accurate conversion of tape data to Purchaser's system. The tapes shall be accompanied with a hard copy trial balance and related reports and shall include the information set forth in Exhibit C. On the Transfer Date Seller shall deliver to Purchaser the servicing files containing the documentation set forth in Exhibit D, including copies of original loan documents maintained in custodian files, and, in separately identified boxes or transmittal, the original document custodial file for each mortgage created pursuant to Section 2.4(b)(iii). Seller acknowledges that failure to provide the information or documents on Exhibits C and D may give rise to a claim under Section 10.2 to the extent such failure results in a loss, expense, cost or other damage to Purchaser.

      8.2 Correctness of Representations and Warranties. The representations and warranties made by Seller in this Sale Agreement are true and correct in all material respects and shall continue to be true and correct on the Sale Date and the Transfer Date.

     8.3 Compliance with Conditions. All of the terms, covenants and conditions of this Sale Agreement required to be complied with and performed by Seller at or prior to the Transfer Date shall have been duly complied with and performed in all material respects.

     8.4   Regulatory Approval.   Seller shall,  at   its   expense,
obtain approval from the Agencies for the transfer of the Servicing from Seller to Purchaser pursuant hereto.

     8.5 Books and Records. Purchaser shall have determined to its reasonable satisfaction that:

(a) The books, records and accounts of Seller with respect to the Mortgages are in order pursuant to Agency and PMI requirements;

(b)  The information provided in Exhibit A is substantially correct;

(c) The Mortgages have been originated, pooled and serviced in accordance with Agency requirements and sound and prudent mortgage banking practice.

In this connection Purchaser shall perform its due diligence review pursuant to Section 2.5 and, if any material noncompliance is determined to exist such as materially impair the value of the Servicing, Seller shall correct such noncompliance.

      8.6 Contingency Purchase. The execution of a second Purchase and Sale Agreement by the Seller and the Purchaser with regard to a second portfolio of mortgage servicing rights whose characteristics and size have no significant variance from those mortgage servicing rights contained in this Purchase and Sale Agreement, and whose Sale Date will occur within thirty-two days of this Agreement and whose Transfer Date(s) will coincide with this Agreement.

                             ARTICLE IX

           CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The   obligations   of  Seller under this  Sale  Agreement  are
subject, at Seller's option, to the satisfaction at or prior to the Transfer Date of each of the following conditions:


     9.1 Correctness of Representations and Warranties. The representations and warranties made by Purchaser in this Sale Agreement are true and correct and shall continue to be true and correct on the Transfer Date.

     9.2 Compliance with Conditions. All of the terms, conditions and covenants of this Sale Agreement required to be complied with and performed by Purchaser at or prior to the Transfer Date shall have been duly complied with and performed.

                             ARTICLE X

                           MISCELLANEOUS

     10.1  Costs  and  Expenses.   Costs and expenses   incurred  in
connection with the transactions contemplated hereby shall be paid as follows:

     (a) Seller shall pay all the reasonable costs associated with the transfer of the Servicing to Purchaser involving the costs of shipping files to Purchaser and to Purchaser's custodian, any recording or filing fees, Agency transfer fees, Seller custodian charges, and all other costs associated with the preparation, filing and due recording of Mortgage assignments including intervening assignments, and any other expenses incurred by Seller or its affiliates; and

(b) Except as provided in (a) above, Purchaser shall pay the expenses incurred by it or its affiliates in connection with the transactions contemplated hereby.

    10.2 Indemnification by Seller. Seller shall indemnify and hold Purchaser harmless from and shall reimburse Purchaser for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including reasonable attorneys' fees, investigative expenses and operational costs) incurred by Purchaser before or after the Sale Date which:

     (a) Result from any breach or violation of any representation or warranty made by Seller in Articles IV and V including
     Section 5.3 and the mortgages listed on Exhibit H of this Sale Agreement; as to any representation or warranty Seller shall be obligated to indemnify Purchaser as to any such matter regardless of whether Seller did or did not have knowledge of such matter;

     (b) Result from the non-fulfillment of any covenant or condition of Seller contained in this Sale Agreement or in any schedule, written statement or certificate furnished by Seller pursuant to this Sale Agreement;

     (c) Result from litigation existing or pending on the Sale Date involving the Servicing or any of the Mortgages or litigation arising out of matters occurring prior to the Transfer Date; or

     (d) Result from missing servicing records or documents not included in the servicing file or Seller's failure to timely provide such records.


     10.3 Indemnification by Purchaser. Purchaser shall indemnify and hold Seller harmless from and shall reimburse Seller for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including reasonable attorneys' fees, investigative expenses and operational costs) incurred by Seller and arising after the Transfer Date, or in regard to Subsection (b) are incurred by Seller and arise after the Sale Date, which:

     (a)   Result  from any misrepresentation made by  Purchaser  in
     this Sale Agreement, or in any schedule, written statement or certificate furnished by Purchaser pursuant to this Sale Agreement;

     (b) Result from any breach of warranty by Purchaser, or the non-fulfillment of any covenant of Purchaser contained in this Sale Agreement, or in any schedule, written statement or certificate furnished by Purchaser pursuant to this Sale Agreement;

     (c) Result from errors of Purchaser in servicing any of the Mortgages after the Transfer Date; or

     (d) Result from litigation arising out of matters occurring subsequent to the Transfer Date involving the Servicing or any of the Mortgages.

     10.4  Repurchase  of  Servicing.    In  the   event   Purchaser
discovers that any of the representations and warranties contained in Articles IV and V excluding section 5.3 unless demand for repurchase is made by an agency, hereof were not accurate in material respects at the time they were made by Seller whether or not Seller had knowledge of such inaccuracy, Purchaser shall give prompt written notice of such fact to Seller, and subject to Seller having an opportunity to cure any such defect or violation as is reasonable under the circumstances then existing and is permitted by the applicable Agency, Purchaser may demand that Seller repurchase from Purchaser the right to service those Mortgages which are affected by the inaccurate representation and warranty or, in the event such Mortgages are required to be repurchased by the Agency, Seller shall pay to Purchaser the cost to repurchase such Mortgages. When Seller is required by this paragraph to repurchase servicing rights related to a Mortgage from Purchaser or pay the cost to repurchase a Mortgage, Seller shall pay Purchaser a repurchase price for the related servicing equal to 108 Basis Points (1.08%) of the then outstanding principal balance for such Mortgages. The repurchase price of a Mortgage shall be the unpaid principal balance plus accrued interest at the applicable note rate plus any outstanding  advances and uncollected receivables.  When  Seller  is required to either provide for repurchase of a Mortgage or repurchase servicing of a Mortgage from Purchaser, such repurchase shall be accomplished within the time period permitted or required by the Agency and such repurchase shall be accomplished within fifteen (15) Business Days following receipt from Purchaser of written demand and support documentation from Purchaser pursuant hereto. Upon completion of such purchase or repurchase by Seller, Purchaser shall promptly forward to Seller at Purchaser's cost and expense all servicing records and all documents relating to such repurchased Mortgages or Servicing.

     10.5 Supplementary Information. From time to time prior to and after the Transfer Date, Seller shall furnish Purchaser such incidental information, which is reasonably available to Seller, supplementary to the information contained in the documents and schedules delivered pursuant hereto and shall file such reports as Purchaser may reasonably request to service in accordance with applicable Agency requirements.

     10.6 Access to Information. Seller shall give to Purchaser and its counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Transfer Date, to all of Seller's files, books and records relating to the Servicing and Related Escrow Accounts provided Purchaser has provided Seller reasonable notice.

    10.7 Confidentiality of Information: Prohibition on
Solicitation.
(a) Seller and Purchaser and their affiliates shall, and shall cause their respective directors, officers, employees and authorized representatives to hold in strict confidence and not use or disclose to any other party without the prior written consent of the other party all information concerning customers or proprietary business procedures, servicing fees or prices, policies or plans of the other party or any of its affiliates received by them from the other party in connection with the transactions contemplated hereby.

(b) Seller shall not use, and shall prohibit its affiliates, successors or assigns from using, the mortgagor list of the Mortgages or other data or information related to the Mortgages for purposes of soliciting a refinancing of the Mortgages or conducting marketing programs of any type, such list, data and information after the Sale Date being the sole property of Purchaser. Seller shall not take any action which would permit use of such list, information or data by a third party.

     10.8 No Broker's Fees. Each party hereto represents and warrants to the other that it has made no agreement to pay any agent, finder, or broker or any other representative, any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Sale Agreement other than Seller's agreement with Hamilton, Carter, Smith & Co., Incorporated. Seller agrees to indemnify and hold Purchaser harmless from any liability in connection with its agreement with Hamilton, Carter, Smith & Co., Incorporated and both the parties hereto covenant with each other and agree to indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred in investigation or defending (including reasonable attorneys' fees) any claim based upon the other party's actions in connection with such obligation.

     10.9 Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties in this Sale Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Sale Date and Transfer Date; provided that Seller's obligation to indemnify Purchaser under
Section 10.2(a) shall terminate as to any matter for which notice of a breach or violation of a representation and warranty is not given within fifteen (15) years of the Transfer Date.

     10.10 Form of Payment to be Made. Purchaser shall pay to Seller the amounts required by Article III by wire of Fed funds to Seller's account at California United Bank , ABA 1222-3911-5 , for the account of California United Bank , Acct. 03-910-3002, Attn:
Greg Tipton  or other account as specified by Seller in writing.

      10.11 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Sale Agreement shall be in writing and shall be deemed to have been duly given upon the delivery, express mail delivery or mailing thereof by registered or certified mail, return receipt requested, postage prepaid:


     (a)  If to the Purchaser, to:


          Mr. Richard K. Magel
          Senior Vice President
          Temple Inland Mortgage Corporation
          301 Congress Avenue, Suite #304
          Austin, TX  78701

          CC:  Mr. Joe Farr
          Executive Vice President and CFO
          Temple Inland Mortgage Corporation
          901 South MoPac Expressway, Ste. 300
          Austin, TX  78746








     (b)  If to the Seller, to:


           Mr. Pat Hartman
           CFO
           16030 Ventura Blvd.
           Encino, CA  91436-4487

           CC:  Ms. Anita Wohlman
           General Counsel
           16030 Ventura Blvd.
           Encino, CA  91436-4487




or  to  such  other address  as  Purchaser  or Seller   shall   have
specified in writing to the other.


     10.12   Waivers.   Either Purchaser or Seller may,  by  written
notice to the other:

          (a) Extend the time for the performance of any of the obligations or other transactions of the other; and

          (b) Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder.

     The waiver by any party hereto of a breach of any provision of this Sale Agreement shall not operate or be construed as a waiver of any other subsequent breach.

     10.13 Entire Agreement: Amendment. This Sale Agreement constitutes the entire agreement between the parties with respect to the sale of the Servicing and supersedes all prior agreements with respect thereto. This Sale Agreement may be amended and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

     10.14 Binding Effect. This Sale Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. Seller agrees that Purchaser may assign this Agreement to a successor or affiliate so long as such assignment cannot reasonably be deemed to have an adverse affect on Seller and that such assignment does not occur prior to the Transfer Date. Nothing in this Sale Agreement, express or implied, is intended to confer on any person, other than the parties hereto, and their successors and assigns, any rights, obligations, remedies or liabilities.

     10.15 Headings. Headings on the Articles and Paragraphs in this Sale Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     10.16      Applicable  Laws.    This Sale  Agreement  shall  be
construed in accordance with the laws of the State of Texas without reference to its principles of conflict of laws.

     10.17 Incorporation of Exhibits. Exhibits A through H attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Sale Agreement.

     10.18 Counterparts. This Sale Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the undersigned parties to this Sale Agreement has caused this Sale Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

                              "PURCHASER"


                              _Joe Farr___________________________
                              Joe Farr
                              Chief Financial Officer
                              Temple-Inland Mortgage Corporation


                              "SELLER"

                              _Pat Hartman__________________________
                              Pat Hartman
                              Chief Financial Officer
                              California United Bank

                             EXHIBIT A

                   Description of Mortgage Loans





Date of Information                       August 31, 1994

Principal Balance                         $231,566,758.80

Number of Loans                              1675

Weighted Average Note Rate                   7.468%

Weighted Average Net Servicing Fee           .2995%

Weighted Average Original Term                228

Weighted Average Time to Maturity             209

Monthly T&I Escrow Constant                 $38,740.14

P&I Constant                               $1,831,226.34

Total Delinquency                           1.73% = 29 Loans
                                        (13 Loans=30 Days Delinq.
                                          4 Loans=60 Days Delinq.
                                          3 Loans=90 Days Delinq.
                                          9 Loans=120 Days Delinq.)



List of Loan Numbers with Name and Address

SEE ATTACHMENT




                             EXHIBIT B
                    Schedule of Prior Servicers

                     (To be supplied by Seller)


None
                             EXHIBIT C
                 Schedule of Servicing Information

The following information with respect to each Mortgage in a paper/report format and in a format sufficient to enable its tape-to-tape transmission to Purchaser:

 1. Mortgaged Property Address

 2. Mortgagor's Name and any Co-Mortgagor's Name

 3. Mailing Address

 4. Mortgage Loan Number

 5. Current Mortgage Interest Rate

 6. Current Principal Balance

 7. Original Principal Balance

 8. First Payment Due Date

 9. Total Interest Due

10. Next Due Date

11. Loan Type

12. Original Term of Loan

13. Maturity Date of Loan

14. Delinquency Pattern

15. Late Charges Due

16. Current Monthly Payment

17. Current Monthly Escrow Deposit

18. Current Escrow Balance

19. Social Security Number of Mortgagor and Co-Mortgagor(s)

20. Most recent twelve (12) month history

21. First or Next Interest Adjustment Date

22. Loan-to-Value  Ratio  at  Origination or Appraised Value  at
    Origination

23. Payment Adjustment Date

24. Current Index

25. Lifetime Rate Cap

26. Gross Margin

27. Periodic Rate Cap

28. Payment Cap

29. Code Identifying any Conversion Option

30. Code Identifying whether Mortgaged Property is Owner-Occupied

31. Code Identifying Type of Residential Dwelling

32. Investor, Pool Data and Certificateholders

33. Investor Loan Number

34. Tax Servicer

35. Tax Data, including legal, parcel, due date, payee and last disbursement date and amount

        36. Hazard Insurance Data, including insurance company, policy number, due date, premium amount, coverage amount, and last disbursement date and amount

        37. Private Mortgage Insurance Policy and Mortgage Insurance Data, including case number, anniversary month, annual or monthly premium, company, certificate number, monthly deposit, and last disbursement date and amount.

38. Identifier to distinguish between one time and monthly FHA premium.

                            EXHIBIT D

       Additional Information/Documentation to be Delivered


A.   The  following information and documents with respect to  each
Mortgage:

1. Two (2) year transaction history file (available in hard copy, fiche or film) as available.

2.  Collection records and Mortgaged Property address listing

3. All tax records including prior year receipts or deliver these individually as Purchaser reasonably requests as needed after the Transfer Date.

4.  Optional Insurance Certificates

5.  All title policies and title opinions

6.  Microfilm, fiche or hard copy of loan files

7. Copy of form of letter sent to appropriate insurance companies/agents requesting endorsements to reflect transfer to Purchaser and new address with a listing of addresses

8. Other documents or information that Purchaser may reasonably request which are reasonably available to Seller

9. Copy of Mortgage Note and recorded Mortgage or certified copy of recorded Mortgage

10. Copy of letter to the appropriate taxing service notifying them of the transfer of Servicing to Purchaser

11.  Copy of original credit package

12. Available information concerning all pending items, including but not limited to partial releases, mortgage life or mortgage disability claims, litigation, assumptions, and loss drafts.

13. Detail foreclosure information on loans in foreclosure and loans foreclosed.

14.  Detail bankruptcy information on loans in bankruptcy.

On an aggregate basis, a schedule enumerating each Mortgage which requires special handling with a statement of the reasons therefor and all relevant documentation attached.

                            EXHIBIT E
                  Schedule of Pending Litigation






                            EXHIBIT F
                 Schedule of Delinquent Mortgages

                Indicating Number of Payments Due
                  and including Loan No. and UPB



SEE ATTACHMENT


                            EXHIBIT G

                 SCHEDULE OF MORTGAGES FOR WHICH
                 A PAYOFF QUOTE WAS ISSUED PRIOR
                           TO SALE DATE




                            EXHIBIT H

               MORTGAGES LOANS WITH PHYSICAL DAMAGE
                       DUE TO AN EARTHQUAKE